EXIBIT 10.14





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                           SOFTWARE LICENSE AGREEMENT

THIS SOFTWARE LICENSE AGREEMENT (this "Agreement") is entered into this _____ day of ________, 2005 (the "Effective Date") by and between HANBITSOFT, INC., a Korean corporation organized and existing under the laws of the Republic of Korea, having its principal office at Specialty Construction Center 25F, 395-70, Shindaebang-2dong, Dongjak-gu, Seoul, Republic of Korea, (hereinafter "Licensor") and SHANGAHAI T2 ENTERTAINMENT CO., LTD., a company incorporated, organized and existing under the laws of People's Republic of China, having its principal office at 5" Floor, 88 Qin Jiang Road, Shanghai, China. (hereinafter "Licensee")

Licensee shall fully guarantee rights and duties under this Software License Agreement.

(Licensor and Licensee are hereinafter collectively referred to as "Parties" and individually a "Party".)

                                    RECITALS

WHEREAS, Licensor owns and possesses exclusive license and represents for trademarks, copyrights, patents and other certain considerable know-how in the field of design, installation and operation of the Licensed Program (defined below, or NEO STEAM) and every legal concern regarding the Licensed Program is fully empowered to Licensor, and

WHEREAS, Licensee desires to license such Licensed program (NEO STEAM) for operating online game service in the Territory, and Licensor is willing to grant to Licensee an exclusive license for such purposes on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and intending to be legally bound thereby, the parties agree as follows:


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1. Definition For the purpose of this Agreement:

1.1 "Closed Beta Version" shall mean the version of the Licensed Program which includes all initial translation and localization, as may be reasonably satisfactory to Licensee, for the purpose of conducting the closed beta service of the Game Service.

1.2 "Commercial Launch Date" shall mean the date when Licensee commercially launches the Licensed Program and start charging from the subscribers within the Territory.

1.3 "Commercial Launch Version" shall mean the version of the Licensed Program which includes all patches, updates, translations and localizations for the purpose of conducting the commercial launch of the Game Service.

1.4 "Confidential Information" means information that (i) is confidential to the business of a party, including but not limited to, computer software source code, technical documentation and information regarding proprietary computer systems, marketing and product development plans, financial and personnel information, subscribers/users information and other business information not generally known to the public, and (ii) is designated and identified as such by a party, or which the other party should have reasonably known was confidential.

1.5 "Derivative Works" shall mean: (i) for material subject to copyright, registered or unregistered design protection, any work which is based on one or more preexisting works of the localized Licensed Program, such as revision, modification, improvement, upgrades, translation, abridgment, condensation, expansion, collection, compilation or any other form in which such preexisting works may be recast, transformed or adapted; and
        (ii) for material subject to trade secret protection, any new material, information or data relating to and derived from the Licensed Program, including new material which may be protected by copyright, patent or other proprietary right, and, with respect to each of the above, the preparation and/or use of which, in the absence of this Agreement or other authorization from the owner, would constitute infringement under applicable law.

1.6 "Designated Locations" shall mean the particular locations where Server Software is permitted to be used pursuant to the terms and conditions of this Agreement. (Exhibit C)

1.7 "Effective Date" shall mean the date on which this Agreement is signed and executed by Licensor and Licensee.

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1.8     "Error"(or "bug") shall mean a defect in the code or routine of the
        Licensed Program making the hardware or software non-operational or mal-functional.

1.9 "Game Cards" shall mean the tangible or intangible cards (including, but not limited to prepaid card) containing a unique code (or other unique mark) purchased by Subscribers to play the Licensed Program.

1.10 "Payment Method" shall mean payment way by Subscribers of the Licensed Program to Licensee.

1.11 "Game Service" shall mean the online game service to the Subscribers in the Territory utilizing the Licensed Program and the Licensed Materials.

1.12 "Game Title (Title)" shall mean the name of an online game which is developed by Licensor and licensed to Licensee under this Agreement, NEO STEAM.

1.13 "Gold Master CD" shall mean a CD-ROM on which a localized version of the Client Software is recorded and which is delivered to Licensee for reproduction, sale and distribution to the Subscribers.

1.14 "Improvement(s)" shall mean modifications, enhancements, updates, or other changes made by Licensor to the Licensed Program and the Licensed Materials.

1.15 "Intellectual Property" shall mean (i) patents, trademarks, service marks, trade and business names, logos, slogans, characters and designs, whether registered or not, and (ii) copyright, know-how, Confidential Information, domain names and any other similar rights protected in any country.

1.16 "License Fee(s)" shall mean payment of cash and/or Common Shares made by Licensee and /or Company to Licensor other than royalties, which is non-refundable and non-recoupable, at the time of execution of this Agreement.

1.17 "Licensed Materials" shall mean all system and user documentation pertaining to the Licensed Program including, but not limited to the design or development specifications, support program and related technical textual and/or pictorial matter. All Improvements of such materials are also included in the definition of "Licensed Materials".

1.18 "Licensed Program" shall mean the online game computer program in machine readable object code only (i) which is developed by Licensor with the name used in Korea as NEO STEAM (hereinafter as "NS"), and (ii) which consists of Server Software and Client Software. Any Improvements made to the Licensed Program are also included in the definition of "Licensed Program" as referred in Exhibit (A).

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1.19    "Marks" shall mean trademarks, service marks, trade and business names, logos, slogans, characters or other properties that are used on or in association with the Licensed Program and the Game Service, whether registered or not, including but not limited to those specified in HanbitSoft's Proprietary Trademarks of Exhibit (A) attached to this Agreement.

1.20 "Object Code" shall mean the directly executable program in binary code derived from Source Code using a compiler or otherwise.

1.21 "Open Beta Service Date" shall mean the date when Licensee launches the beta version of the Game Service to general public in the Territory.

1.22 "Servers" shall mean computers with the Server Software installed therein at the Designated Locations, including but not limited to, web servers, game servers, database servers, login servers, patch servers and billing servers which are required for online gaming.

1.23 "Server Software" shall mean a computer program in regard to the Licensed Program which is installed in Servers.

1.24 "Source Code" shall mean all material necessary to enable a programmer of reasonable skill and experience to maintain and enhance software, including but not limited to, logic, logic diagrams, flow charts, orthographic representations, algorithms, routines, sub-routines, utilities, modules, file structures, coding sheets, specifications and the program instructions.

1.25 "Subscribers" shall mean persons who are allowed to connect to the Servers in order to play the Licensed Program in the Territory. The Subscribers consist of paying subscribers and free subscribers.

1.26 "Territory" , as used herein, shall mean PRC: People's Republic of China (Mainland only).
        -----

1.27 "Permitted Language", as used herein, shall mean allowed language "simplified Chinese" (GB code) only by Licensor for the Licensee's online game service in the Territory.

1.28 "Upgrade Version" shall mean an online game which is developed by Licensor as a subsequent version (not a sequel) of the Licensed Program which uses the same Title with the Licensed Program.

1.29 "Working Days" shall mean the days when the banks in the Territory are open. Licensee should provide holiday list based on calendar in the Territory.

1.30 "User Data" shall mean game database of Licensed Program, which includes, but not limited to, user id, password, level, item, remained game cash (points) status, and other character/account related information.

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2.    Grant of Licenses

    2.1 Use of Licensed Program Subject to the terms and conditions contained in this Agreement, Licensor grants Licensee an exclusive, non-transferable, non-sub-licensable and royalty bearing right and license to do the following within the Territory during the Term of License.

       Licensee shall provide the plan to the Licensor for its evaluation and approval three (3) weeks advance before Licensee's desired execution date for all terms in this section (2.1).

(a) the right to use the Server Software of the Licensed Program on the Servers within the Territory;
(b) the right to distribute the Client Software of the Licensed Program to Subscribers subject to Licensor's prior written approval;
(c) the right to produce, distribute and sell the passwords and/or other access methods to the Subscribers to gain access to the Servers of playing the Licensed Program subject to Licensor's prior written approval;
(d) the right to use Licensed Materials and Marks pertaining to the Licensed Program, including, but not limited to all characters, stories and sound recording, and/or to the Trademarks on such advertising, promotional and marketing materials subject to Licensor's prior written approval;
(e) the right to utilize Licensed Materials pertaining to the Licensed Program to design, develop, manufacture, produce, distribute the collateral products, promotional, novelty items or premium products for solely marketing purpose subject to Licensor's prior written approval.

   2.2 Use of Marks and Title Subject to the terms and conditions contained in this Agreement, Licensor grants to Licensee during the term of this Agreement an non-exclusive, non-transferable and royalty bearing right to use a and/or to modify the Marks and the Game Title for the purpose of advertising, promoting and marketing the client software and the game service in the Territory in a style and manner approved by Licensor in writing prior to such use. In such a case, the ownership of Marks belongs to Licensor as its own Intellectual Property.

       All Licensed Program related such as game marks, licensor brand name should be shown as follows, which shall be including but not limited to, poster, game card, advertisement, official website, other marketing materials, Subject to the Licensor's brand management guideline. This

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       guideline maybe modified by licensor from time to time as defined,
       Article 3 of Exhibit A.

  2.3 Use of Know-how Subject to the terms and conditions contained in this Agreement, Licensor can share Licensee with the Confidential Information, excluding the Source Code, in relation to the operation of the Game Service.
  2.4 No Right to Copy Except as otherwise provided in this Agreement, Licensee shall not copy, reproduce, modify, translate or create derivative works or excerpt any of the Licensed Program and the Licensed Materials for any purposes. In case Licensee needs to modify Game Title for the marketing purpose in the Territory, Licensee should have Licensor's prior written approval and the modified Game Title shall be owned by Licensor at its own cost.
  2.5 No Sublicensing Licensee has no rights to sublicense the Licensed Program, Licensed Materials, Marks, Game titles or other derivative works thereof without prior written consent by Licensor which approval shall not be unreasonably withheld or delayed.
  2.6 Term of License This Agreement shall take effect `as of the Effective Date. Unless earlier terminated as provided in Section 13, this Agreement shall remain in full force and effect till 24th months from commercial launching date.
  2.7 Licensee's violation of any provision of this Section2 above shall be a material breach of this Agreement.

3.    Payment

  3.1 Exchange Rate and Bank Account All necessary exchange rate shall be official TT selling rate of Licensee's main bank at such payment dates, and such payment shall be wire-transferred to Licensor's main bank. (BANK OF SHINHAN Youido MMBC Branch, (Address : Shinhan Bldg, 45-11, Youido-dong, Yongdungpo-gu, Seoul, Korea 150-010) Account Number : 264 - 82 - 001466, For Credit to : HANBITSOFT. INC)

  3.2 License Fee In consideration of the grant of exclusive license for the Licensed Program in Territory in permitted language, Licensee shall pay Licensor a fee of five hundred (500,000) United State Dollars.

       This non recoupable and non refundable License Fee shall be paid as scheduled as follows:

       Five hundred thousand (500,000) United State Dollars shall be paid by cash to Licensor's bank account no later than 30th of September, 2005.

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  3.3  Minimum Guarantee Licensee shall pay non refundable one million
       (1,000,000) United States Dollars to Licensor as guaranteed royalty payment scheduled as follows:

     3.3.1: First payment: Two hundred fifty thousand (250,000) United States
           Dollars to be paid to Licensor's bank account no later than 30th of September, 2005.
     3.3.2: Second payment: Two hundred fifty thousand (250,000) United States
           Dollars to be paid to Licensor's bank account no later than 3 days after installation of local server
     3.3.3: Third payment: Five hundred thousand (500,000) United States Dollars to be paid to Licensor's bank account within three (3) working days after the end of the last date of the 12th month end after commercial service started..

  3.4 Royalties In addition to the License Fees specified in Section 3.2, Licensee shall pay Licensor royalties as specified in Exhibit B. These Royalties for every month since commercial launch shall recoup Minimum Guarantee at section 3.3.

  3.5  Form of Royalties Payments During the term of this Agreement, within ten
       (10) working days after each month end, Licensee shall furnish Licensor a copy of royalty report. The form of royalty report may be modified by the consensus between Licensee and Licensor from time to time. Licensor shall approve or disapprove with reasons provided to Licensee such monthly report in a written form including, but not limited to, electronic mails within ten (10) working days after receiving the monthly royalty report from Licensee. Licensor shall issue an invoice at the time of approval to Licensee, and Licensee shall wire transfer to Licensor's bank account. All royalties to be paid to Licensor by the Licensee pursuant to Section
       3.4 of this Agreement shall be paid in the currency of the United State Dollars (USD) or Chinese Yuan (CNY, RMB) based on the Licensor's choice, and the all payments shall be transferred to Licensor within 5 days after Licensor issues invoices.

   3.6 Late Payments Any payments due to Licensor under this Agreement and not paid on the due date for payment shall bear monthly interest at five percent (5 %) from the date when payment falls due to the date of actual payment.

  3.7 Taxes

       3.7.1 Licensee shall be permitted to withhold from its payments of the Licensee Fee, Minimum Guarantee, Royalty, Incentives, and subsequent any kind of payments due Licensor only those taxes imposed on Licensor under the PRC Tax Law and the Income Tax Convention between Korea and PRC and to remit such withheld taxes to the relevant PRC tax authorities. Licensee shall furnish Licensor with official written evidence of such tax payments made on Licensor's behalf, and give Licensor full assistance including the execution of documents required by Licensor to reduce or reclaim such tax payments.
       3.7.2 Licensee shall hold Licensor harmless from all claims and liability arising from Licensee's failure to report or pay any such taxes, duties, assessments, fees and other governmental charges of any kind.

  3.8 All payments under any provision of this Section3 above shall be wire-transferred to a Licensor's bank account.

  3.9 Licensee's violation of any provision of this section3 above shall be a material breach of this Agreement.

    4.Records, Reports and Audits

  4.1 Records Licensee shall maintain complete and accurate books and records in sufficient detail to reflect its operations under this Agreement and to enable the royalties accrued and payable under this Agreement to be determined.

  4.2 Reports Licensee shall provide a solution to Licensor with which Licensor can access to see, at any time, the total number of Subscribers and concurrent users no later than 1st date of open beta service. Besides, Licensee should provide the monthly marketing/operation report to Licensor. The report shall include, but not limited to, the number of daily average concurrent users, number of daily pick-time concurrent users, number of newly registered users every day, and number of total accumulated registered users. The form of monthly report may be modified by the consensus between Licensee and Licensor from time to time.

  4.3 User's Database and DB access rights Licensor shall have the right to access to Subscriber billing database for only the Game Service,regardless of whether Licensee deploys Licensor's billing system or other 3rd party's one, related to the Licensed Program at any time. Licensor shall have the right to access Licensee's billing server/payment gateway for only the Game Service at any time. Licensee shall provide necessary solution to Licensor no later than 30 days before Commercial Launch Date.


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    4.4  Audits

       4.4.1 Licensor shall have the right to appoint at its own cost (except as provided in Section 4.4.3 below) independent accountants and/or engineers (hereinafter as "Representatives" ) upon a ten (10) days' prior written notice to Licensee to review Licensee's financial and operational works. The Audit shall be conducted in a reasonable manner so as not to interfere with normal business activities of Licensee.
       4.4.2 Licensor or Representatives of Licensor shall protect the confidentiality of Licensee's confidential information and abide by Licensee's reasonable security regulations while on Licensee's premises and/or Designated Locations.
       4.4.3 Licensee shall promptly reimburse Licensor for the entire costs of such review and inspection including, but not limited to professional fees, traveling and accommodation expenses if (and only if) the Representatives, after such review, reveal a material shortfall of more than 2% of royalties that should be paid by Licensee pursuant to Section 3.4. and Licensee shall reimburse the gap of royalty for the principal and 5% of monthly interest.

    4.5     Server Approval and Location

       4.5.1 Licensee shall furnish server purchase plan with numbers and specifications of Servers to Licensor within three (3) weeks of the date when the Servers should be installed
       4.5.2 Licensee will have the right to increase or decrease the Server installed numbers only need to request Licensor's prior approval in advance of five (5) Working days before the desired execution date. Licensor will reasonably approve Licensee's request. In an urgent situation, such as the rapid growth of subscribers and concurrent users, Licensee shall implement first and report to Licensor as early as possible.

    5. Delivery

5.1 Deliverables Licensor shall deliver the initial Deliverable and Milestone Schedule (on the development of the Licensed Programs) as described in Exhibit C within twenty (20) working days following the Effective Date, and shall submit each Deliverable on the applicable date (each a "Delivery Date") listed in the Exhibit C. Licensor may accordingly modify the Deliverable and Milestone Schedule from time to

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          time based on its sole and reasonable discretion with prior notice to
          Licensee.

5.2 After delivering closed beta version, open beta version, Gold Master CD, and updates and patches, if Licensee discovers error, Licensor will give prompt response to Licensee and Licensor agrees to do its best to fix any bugs and/or errata discovered in the Licensed Program in timely manner. Any requests from Licensee regarding the misbehavior of the Licensed Program to the Licensor shall be answered in writing as soon as possible. The time required to correct such errata shall be agree upon by both Parties.

5.3 Localization Licensee agrees to translate Licensed Program into simplified Chinese language. Licensor shall provide Licensee with Korean language text of the Licensed Program in a form reasonably prescribed by Licensee, and at no additional charge to Licensee. Licensee and Licensor shall mutually determine whether, for each localization hereunder, the foreign language translation will be fully localized (i.e., all text is translated and all audio is dubbed, re-recorded or subtitled, with localized packaging) or partially localized (i.e., with some but not all elements translated or otherwise localized). Licensee shall be solely responsible for providing any and all translated text files, and Licensor shall be solely responsible for the integration of such files as are provided by Licensee, at no additional cost, into the final translated versions of the applicable products required to be localized, subject to Licensee's quality assurance review and approval procedures. All localizations shall be filed to the Licensor.

  5.4 Quality Assurance Licensee shall provide a quality assurance team of Licensee's personnel for the localization of the Licensed Program, any patches and localizations developed for distribution inside the Territory by Licensee. The quality assurance team shall be of no less size, skill and expertise utilized by Licensee for the quality assurance team Licensee devotes to its highest selling products in Territory. Notwithstanding anything contained in this Agreement to the contrary, Licensee shall be responsible, at its sole cost and expense, for the quality assurance of the localized alpha version, localized beta version, and localized commercial launch version, and any continuous updates, or additional content as required for future updates and patches, and any localizations of any of the foregoing and at its cost if quality assurance pertains to localization of the Licensed Program.

  5.5 Billing System Licensee shall develop billing system by itself or shall outsource the 3rd party billing System to prepare billing system of the Licensed Program including the program which enables recording and saving the status of charge at real-time.

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5.5.1        This program shall contain functions to record and save status of charge in accordance with server, pre-paid card type and charging specification at least once in every 30 minutes. This billing system needs Licensor's prior approval due to technical sensitiveness.
5.5.2 Licensee shall provide this program to Licensor within 30 days before starting date of commercialization.
5.5.3 If Licensee desires to apply Licensor's billing system, Licensor will provide its billing system at cost-coverable level of price. Details shall be discussed if Licensee decides to consider Licensor's billing system.

6     Technical Support /Assistance and Maintenance

  6.1 Licensee shall provide its Subscribers with reasonable support and assistance.

  6.2 Technical Support Licensor will continue to have sufficient personnel to support its technical assistance.

  6.3   System Requirements

        Licensee shall:
(a) At its own expense, arrange the Servers ready for installation of the Server Software therein. The Servers must satisfy the specifications advised Licensor prior to its installation. Licensee may assign any Internet Data Center (IDC) in the Territory upon specifications advised by Licensor prior to its installation;
(b) Provide, or have a third party provide a secure payment system/gateway (the "Payment Gateway") for the purchase of subscriptions;
(c) Use reasonable efforts to provide security of the best standards in the on-line games industry for the Licensed Program, customer information database, game database, payment gateway and Licensee servers, including, but not limited to the prevention of attacks by hackers, robots, worms, viruses and any other security threats to the Licensed Program, payment gateway, game database, customer information database and Licensee servers;
(d) Provide the physical space and environment (including, without limitation, electrical, ventilation, moisture, temperature, cleanliness, etc.) that will enable the Licensed Program, payment gateway, customer information database and game database to function

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           efficiently.
(e) Enable Licensor to access the Licensed Program for the purpose of modifying, improving, or providing patches;
(f) Enable Licensor to access and acquire online performance reports in regard to use of the Licensed Program, game database and customer information database by end users of the Licensed Program in a form and format and frequency to be mutually agreed upon by the parties;
(g) Provide sufficient communications bandwidth to enable proper access to the Licensed Program by Subscribers under normal conditions and ensure efficient access to the Licensed Program by Subscribers at all times and without abnormal communication delays, including during peak usage periods;
(h) Implement terms and conditions and a privacy policy for the Licensed Program, payment gateway, game database and customer information database which complies with applicable laws and regulations;
(i) Monitor the Licensed Program, payment gateway, game database and customer information database to ensure that such are being used for lawful purposes and any parameters and mutually agreed to by the parties;
(j) Ensure that the localized Licensed Program, payment gateway, game database and the customer information database comply with any and all applicable laws, regulations and Internet best practices;
(k)        Maintain continuous quality assurance of the Licensed Program;
(l) Maintain a customer support staff for the Licensed Program and provide Licensed Program customer support;
(m) Maintain redundant off-site back-up for all data and information necessary to recover operations of the Licensed Program, game database and the customer information at both parties mutual agreement.

6.4   Installation

     6.4.1 Internet or at Licensee's sites on the date when mutually agreed by the parties having remote advice and training by Licensor.
     6.4.2 If Licensee decides that it is necessary to install the Server Software at Licensee's sites, Licensee shall request Licensor's travel upon its judgment in a reasonable notice prior to the schedule, and Licensor shall reasonably accept such a request. In case Licensor's employees travel upon Licensee's request, Licensor shall cover plane

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          tickets and Licensee shall cover all other fees and expenditures during server software installation such as accommodation, food, and local transportation and interpreter, etc.

   6.5 Maintenance Licensor shall exercise its best efforts to maintain the Licensed Program free of Errors at no cost to Licensee for the term of this Agreement in accordance with the following procedure;

    6.5.1 In the event Licensee discovers Errors in the Licensed Program which cause the Licensed Program not to operate in conformance to specifications, Licensee shall submit to Licensor a written report, via e-mail or by facsimile, describing the nature of such errors in detail to permit Licensor to reproduce and/or correct such errors based on the report form which is provided by Licensor after the signing of the contract.
    6.5.2 Upon receipt of any such written reports, Licensor shall provide a plan or schedule to solve the problem in written, via email or by facsimile not later than three (3) working days upon Licensor's discretion of the importance and urgency of such errors. Licensor agrees that it will fix such normal errors with in a week and unusual errors as early as applicable.

   6.6 Hacking Both Licensor and Licensee shall use their best efforts to protect the servers from hacking. In the event Licensee discovers any hacking activities, Licensee shall submit to Licensor a written report, via email or by facsimile, describing the nature of such activities in detail to permit Licensor to provide preventive measures. Upon receipt of any such written report, Licensor will provide a solution of such hacking activity in written, via email or by facsimile not later than three (3) working days upon Licensor's discretion of the importance and urgency of such hacks. Licensor agrees that it will fix such hacks as early as applicable.

    6.6.1 Licensee can request integration of continually available security solution Licensor with Licensee's own cost. Licensor will provide integrated Licensed Program after mutually agreed integration period to Licensee.

   6.7 Upgrade Licensor will provide Licensee with the upgrade version of the Licensed Program from time to time within the period as set forth in the attached Implementation Plan free of charge.
   6.8 Expenses In the event Licensor's personnel must travel to perform maintenance or on-site technical assistance, In case Licensor's

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         employees travel upon Licensee's request or approval to perform maintenance or on-site technical assistance or Licensor's technical problems, Licensor shall cover plane tickets and Licensee shall cover all other fees and expenditures during Licensor's travel period such as accommodation, food, and local transportation and interpreter, etc.
   6.9 Technical Support Team Licensor and Licensee shall exchange a list with the names of the employees designated to give and receive technical support and maintenance from Licensor. Either party may change the names on such lists at any time by providing written notice to the other party.
   6.10 Beta Testing Following Licensor's delivery of the beta version, Licensee shall commence testing of the Beta Version and all of the elements of the Licensed Program, including, but not limited to the payment gateway, the Servers, the customer information database and game database.

(a)    Testing  of  Licensee  Servers,  Payment  Gateway,  Game  Database  and
       Customer Information Database Prior to commencing any testing with end users, Licensee shall implement and test the security methods selected for the servers, payment gateway, game database and customer Information database and the functionality of the servers, payment gateway, game database and customer information database to ensure that such security methods and functionality are of a quality that is no less than the highest standards available in the online games industry. Licensee shall provide Licensor with (i) periodic reports during such testing and (ii) additional reports in a timely manner following Licensor's request regarding the status of such testing.
       The testing  required  under this Section shall include  testing of any
       servers   managed,   controlled,   operated  or  owned  by   Licensee's
       affiliates and/or 3rd parties. Licensee shall immediately terminate any agreement with any licensee 3rd parties. which has failed to provide the security methods or functionality required under this Section. Upon completion of Licensee's testing procedures, Licensee shall submit a testing report to Licensor for the servers, payment gateway, game database and customer Information database in the Territory for Licensor's approval.
       Licensor shall have ten (10) working days to review such report and suggest on the security methods and functionality provided by Licensee, its affiliates and/or its 3rd parties. within the territory. Licensee shall take the Licensor's suggestion into account and may make amendment at Licensor's reasonable requests.

(b) Testing of Beta Version Following Licensor's acceptance of the Licensee servers, the payment gateway, game database and customer information database, Licensee shall issue an amount of temporary Licensed Program accounts to be mutually determined by the parties, to the Licensee's quality assurance team for the purpose of testing the beta version and the game database for a period of time to be mutually determined by the parties. Licensor will use best efforts to correct and/or provide avoidance procedures and/or work-around for any design errors reported by Licensee at no charge within a reasonable period of time.

    7.Training

     7.1 Remote Training, Licensor will provide training, at no cost, to Licensee's personnel for the Licensed Program. Training will be in the areas of engineering, use and maintenance of the Licensed Program, operations, sales and marketing. Training will be conducted at times mutually agreeable to Licensor and Licensee. Remote training shall be done from the remote thru training manual, e-mail, files, messenger, phone, etc.
     7.2 On-site training and Expenses In case Licensor's employees travel upon Licensee's request of on-site training, Licensor will cover plane tickets and Licensee shall cover all other expenditures during Licensor's travel period such as, accommodation, food, and local transportation and interpreter.

    8. Responsibilities of Licensee and Licensor

    8.1 Licensee is responsible for the following actions;
       (a) Procuring and operating the Servers and operating systems to run the Server Software in accordance with the specifications advised by Licensor;
       (b) Establishing adequate operational back-up provisions to protect against data loss and/or a defect or malfunction that render the Server Software or the Servers non-operational.
       (c) Exercising its best efforts in distributing, advertising, promoting, marketing the Client Software and the Game Service; and
       (d) Do its best to increase sales income for both parties benefit.;
       (e) Quality Control Licensee shall maintain service standards equal to those of Licensor in the Republic of Korea, which standards Licensee acknowledges and is familiar with. Any material change involving any alteration in the structure, quality or design of the

           Licensed Product and the supplied know-how relating thereto, shall be subject to the prior written notice of Licensor.
       (f) Generating and distributing the Game Card for only use of Licensed Program. If Licensee desires to generate and distribute Game Card which is jointly used with other online/offline service/products, Licensee should have Licensor's prior written approval followed by mutually agreed reasonable adjustment for commercial terms.
       (g) Responding all matters arising out of any payment relating to use
           3rd party.
       (h) Investment for dedicated human and operational resources Licensee shall recruit and/or assign the best dedicated people internally and/or externally for the Licensed Program, including, but not limited to, in the area of operation and physical maintenance of billing system, Database, and game servers, game master, customer service, marketing, sales, and PR. Licensee also agrees to provide its human resource plan in two (2) phases. First plan shall be provided within thirty (30) days upon Effective Date, and the second plan shall be provided thirty (30) days prior to the commercialization. These plans shall be added to the contract as Exhibit C. Moreover, Licensee shall purchase, leases, and/or expenses the best operational equipments, facilities, and services including, but not limited to, servers, payment gateways, bandwidths, IDC, redundant back ups, and security solutions.

   8.2 In order to fulfill the responsibilities specified above, Licensee shall provide Licensor business plans from time to time, which includes close beta master plan, open beta master plan, and commercialization master plan for the Licensed Program upon Licensor's reasonable request. The commercial plan and pricing policy shall require Licensor's approval prior to the commercial service in the Territory. Licensee should provide such plans no later than three (3) weeks before commercial service.
   8.3 Licensor shall have the sole and exclusive responsibility for the design, development and maintenance of the "look and feel," game play and all other aspects of Licensed Program. Licensor shall do the following in the course of hosting and maintaining the Licensed Program;
(a) Close beta service date, open beta service date, and commercial launch date shall be mutually decided, and may be changed by mutual agreement in writing between the parties.
(b) Develop the Licensed Program and for launch pursuant to the deliverable and milestone schedule, as amended and updated from time to time;
(c) Assist Licensee regarding Licensed Program customer support; (d) Provide updates and new content for the subscription component, including, but not limited to new game areas, item sets and official modules, as applicable, from time to time.

    8.4 Marketing Requirements
    (a) Licensee shall acquire Licensor's prior approval for all advertising, promotional, and marketing materials, items of the Licensed Program, and promotional product manufactured hereunder subject to section 2.1 and
       2.2. Licensee shall attach in a prominent position and size, suitable to Licensor, a stamping as well as related logos, such as copyrights marks, which shall indicate that the item has been manufactured under license from Licensor.
    (b) Licensee agrees to be solely responsible for all the damages occurred by failure of the execution of the above clause.
    (c) All other after-market products shall be only used for marketing purpose; as referred in term 2.1 (e).
    (d) Licensee shall provide monthly marketing/operation report no later than 5th date of every calendar month.. The report shall include the number of daily average concurrent users, number of daily pick-time concurrent users, number of newly registered users every day, and number of total accumulated registered users.
    (e) Separate contracts are required if Licensee desires to have the license of other after market products, except the Licensed Program, for commercial purpose within the Licensed Territory. Licensor agrees to give a first priority to, and negotiate in a good faith with Licensee.

   9. Ownership of Intellectual Property

     9.1 Ownership Licensee acknowledges that rights to Intellectual Property in relation to the Licensed Program, all Improvements made by Licensor thereof and Licensed Materials, and modified marks made by Licensor, shall be and remain the exclusive property of Licensor whether or not specifically recognized or registered under applicable law. Licensee will not, during or after the term of this Agreement, claim any right, title, interest in any of the Licensor's rights to Intellectual Property.
      9.2 Licensee's Obligation Licensee shall not, and it shall not cause or assist any third party to, register or attempt to register, in its own name or otherwise, any of the Licensor's Marks and Game Title owned by or associated with Licensor or any similar forms of Marks and Game Title. Moreover, Licensee shall obtain Licensor's prior written approval for any use of Licensor's Intellectual Property and make its best efforts to defend Licensor's Intellectual Property.
     9.3 Ownership of User's Data related to Licensed Program 9.3.1 Regardless Licensee deploys Licensor's billing system or other third party's system; both Licensor and Licensee own the rights and interests to Licensed Program's user data and billing data.
       9.3.2 Licensor shall have the right to access and acquire the Licensed Program's billing server, payment gateway at any time, and Licensee shall provide optimized observation solution to access Licensed Program's billing server, payment gateway, user DB, and game server to Licensor before the open beta service date.
       9.3.3. In case of termination of the contract, Licensee shall provide the Licensed Program's User Data , which includes, but not limited to,: user id, password, remained game cash (points) and billing data of the most updated and correct Licensed Program's information mentioned above to Licensor immediately in order to enable Licensor's continuous service in the Territory for the Licensed Program.
    9.4 Reverse Engineering Licensee shall not decompile, reverse engineer or otherwise attempt to derive or modify the Licensed Program including the Source Code thereof. Licensee shall not merge the Licensed Program with another software program.
     9.5Copyright and Trademark Notices Licensee shall assure that all Licensed
         Program and Licensed Materials sold and distributed by Licensee will include copyright and trademark notices set forth in Exhibit (A). Such notices shall (i) be affixed in a prominent location on the media, in the Licensed Materials on the media packaging, and, if applicable, in a readable file in the code, and (ii) appear on at least one display screen for at least two seconds during execution of the Licensed Program, and (iii) Licensor shall have prior approval of the size, manner, appearance and location of the Licensee Trademarks in such areas, which approval shall not be unreasonably withheld; and (ix) the Licensee Trademarks shall not be larger or more prominent than any Licensor Trademarks appearing in the same location. (iv) Licensor shall provide guideline of using Licensor's Copyright and Trademark to

         Licensee when it updated and/or changed to Licensee time to time.

10    Warranties and Limitations on Liability

    10.1 Warranty
       (a) Licensor represents and warrants that it has the sufficient right, title and interest in the Licensed Program and Licensed Materials to enter this Agreement and shall not infringe any third party's rights, interests or intellectual property rights.
        (b) Licensee and licensor have full power and authority to enter into this Agreement and to fully perform their obligations hereunder.
        (c) Licensee shall use its best efforts to ensure that the use of the
           Licensed Program within the Territory shall be in compliance with all applicable laws, statutes, ordinances and regulations of Territory.
   10.2 Warranty of Payments Licensee represents and warrants that to its best knowledge and information at the time of signing this Agreement in making payments of all License Fees, royalties, and other payments to Licensor in United States Dollars (USD) or Chinese Yuan (CNY, RMB) under this Agreement does not violate the relevant regulations and laws of PRC.
   10.3 Licensee shall solely be responsible for any and all obligations to Subscribers imposed by the government of Licensed Territory and Licensee shall indemnify and protect Licensor against any and all claims by Subscribers due to faults attributable to Licensee in the event that Licensee terminates the service of Licensed Program to Subscribers for any reason whatsoever and/or terminates this Agreement for any reason whatsoever. If there are deposited game cash (points) for the Licensed Program still remaining after termination of this Agreement, both parties should discuss in a good faith to protect subscriber's right.
   10.4 Limitations and Liability In no event shall licensor be liable for any loss of data, or profits or special incidental, indirect or consequential damages arising out of or in connection with the use or performance of the Licensed Program, unless such loss were caused by the defects of the designing of the Licensed Program or the Error or is due to the default of Error.
   10.5 Licensee may use the names, trademarks, service marks and the related logos owned by Licensor only for the purpose as set forth in Section 2. Licensee may change and/or create a new title of the Licensed Program to suit the local customs; language and culture only with a prior written approval from Licensor Licensee will notify Licensor immediately of any known use in the Licensed Territory of Licensor's established names, patents or trademarks by others. Licensee acknowledges Licensor's invention of the Licensed Program and will respect any patent application and grants files or received by Licensor in the Licensed Territory.
   10.6 Disclaimer of Warranties. THE WARRANTIES SET FORTH HEREIN BY LICENSOR ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY LICENSOR. EXCEPT AS MAY BE SET FORTH HEREIN, THE WORK IS LICENSED "AS IS" WITHOUT WARRANTY OF ANY KIND. LICENSOR DOES NOT WARRANT THAT THE WORK IS ERROR-FREE OR THAT ITS USE WILL BE UNINTERRUPTED. LICENSOR EXPRESSLY DISCLAIMS, AND HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANT ABILITY WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

    11  Confidential Information

   11.1 Confidential Information belonging to Licensor includes, without limitation, the Licensed Program, the Source Code thereof, and the Licensed Materials. For avoidance of doubt, the Source Code obtained by Licensee from any third party, is the Confidential Information of Licensor.
   11.2 The parties will, in conjunction with the aforesaid, disclose to each other, including but not limited to strategies, plans, technical, commercial and client information relating to their respective businesses, facilities, products, techniques, services, applications and processes (hereinafter "Confidential Information") and the parties are willing to undertake to restrict the use and further disclosure of the Information. Confidential Information and all physical embodiments thereof received by either party (the "Receiving Party") from the other party (the "Disclosing Party") during the term of this Agreement are confidential to and are and will remain the sole and exclusive property of the Disclosing Party. At all times, both during the term of this Agreement and after its termination, the Receiving Party shall hold all Confidential Information of the Disclosing Party in confidence, and will not use, copy or disclose such Confidential Information or any physical embodiment thereof (except as permitted by this Agreement), or cause any of the Confidential Information to lose its character as confidential information.
   11.3 Within thirty (30) days after the termination of this Agreement, the receiving party shall deliver to the disclosing party all Confidential Information belonging to the disclosing party, and all physical embodiments thereof, then in the custody, control or possession of the Receiving Party.

   12  Infringement and Indemnification

   12.1 Notices Licensee shall immediately notify Licensor if it becomes aware of (i) any threatened or actual liability claim by a third party relating to the Licensed Program and (ii) any unauthorized use of the Licensed Program and Licensed Materials or infringement of Licensor's rights to Intellectual Property therein.
   12.2 Licensor shall defend Licensee against and indemnify Licensee from and against any damages, liabilities, costs and expenses arising out of any claim that the Licensed Program infringes a valid copyright, trade secret or other intellectual property right of a third party, provided that Licensee gives Licensor prompt, written notice of any such claim and all reasonable cooperation, information and assistance to defend such claim. Licensor shall have sole control and authority with respect to the defense, settlement, or compromise thereof. Licensee may appear in such action with counsel of its choice, at its own expense.
   12.3 Licensor shall have no liability or obligation to Licensee under Section
        12.2 if such claims, damages and liabilities result from (i) Licensee's breach of any term of this Agreement, (ii) Licensee's unauthorized use of the Licensed Program, or (iii) modifications, alterations or enhancements of the Licensed Program, which are not created by Licensor.

    13. Termination

   13.1 This Agreement shall be in force and effect from the Effective Date during 24months after Commercial Launch Date. If one party doesn't notice to terminate this Agreement 30 working days prior to the contract expiration date, this Agreement will be automatically terminated.
   13.2 The parties may terminate this Agreement by mutual consent upon such terms as they may agree in writing.

   13.3 Licensor can terminate this Agreement by written notice to Licensee if Licensee fails to commercial service of the Licensed Program within six
        (6) months from the open beta service date based on the Licensor's sole discretion.
   13.4 If one party breaches any material provision of this Agreement, the non-breaching party may terminate this Agreement by giving thirty (30) days written notice of termination to the breaching party. If the breach is capable of being cured and the other party acts diligently and continuously to cure such breach within the thirty (30) days, the termination shall not become effective.
   13.5 Either party may immediately terminate this Agreement by giving seven
        (7) days written notice to the other;

     (a) if royalties and License Fees payments due to Licensor under Section 3, or any part thereof, become thirty (30) days or longer overdue;
     (b) if the confidentiality provisions contained in Section 11 are breached by the party;
     (c) if Licensee attempts to obtain the Source Code of the Licensed Program not pursuant to this Agreement; or
     (d) if Licensee fails to start close beta Service and/or open beta service and/or commercial service at the date agreed by both parties. In case when Licensee judges necessary to change the service date, Licensee should give prior written notice to Licensor and change in date should be agreed by both parties.
     (e) if the party files a voluntary petition in bankruptcy or receives notice of a third party`s intention to file an involuntary petition in bankruptcy.

    14. Effects of Termination

   14.1 Survival of Rights and Obligations Upon termination of this Agreement, all rights and obligations hereunder shall cease except (1) the right to receive the accrued royalty, (2) the warranties expressly set forth in
        Section 10, and (3) the keeping of confidential information as provided in Section 11 hereunder within one (1) year after the termination of this Agreement and any other rights, the continuing protection of which is reasonably contemplated by this Agreement to protect either of the Parties hereto and their intellectual property rights, including service follow-up on existing Subscribers.
   14.2 Upon termination or expiration of this Agreement, Licensee shall have no further right to use, copy, duplicate, modify, enhance, create derivative works of, or sell and distribute the Licensed Program and

        Licensed Materials.
   14.3 Upon termination or expiration of this Agreement for any reason, all rights and licenses granted to Licensee hereunder shall terminate and revert immediately to Licensor and Licensee shall immediately cease using the Licensed Marks and the Licensed Program.
   14.4 In the event of termination or expiration of this Agreement, Licensee shall immediately (i) return to Licensor all beta version, client and server software and Gold Master CD duplication disks together with all copies of the licensed materials, and all other materials associated with the Licensed Program, and (ii) destroy all copies of Improvements and certify in writing to the Licensor to that effect.
   14.5 Licensor shall have no liability to Licensee for damages of any kind, including indirect, incidental or consequential damages, on account of the termination or expiration of this Agreement in accordance with its terms. Without limiting the generality of the foregoing, Licensor shall not be liable to Licensee for reimbursement or damages for the loss of goodwill, prospective profits or anticipated sales, or on account of any expenditures, investment, leases or commitments made by Licensee or for any other reason whatsoever based upon, or growing out of, such termination or expiration.
   14.6 Perpetuity of Service Rights Upon the termination or expiration of this Agreement, Licensee shall shut down and terminate the service of the Licensed Program provided by Licensor and/or Affiliate (including related third party). Licensee shall cooperate with Licensor for Licensor's continuous service to protect subscribers' rights as described at 9.3.3.

    15. This section is intentionally omitted.

    16. Dispute Resolution

   16.1 Arbitration All disputes, controversies or differences which may arise between the parties, out of or in relation to or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration in Republic of Korea in accordance with the laws of Republic of Korea. The award rendered by the arbitrator(s) shall be final and binding upon both parties concerned.
   16.2 Governing Law The construction, validity, performance and effect of this Agreement shall be governed by the laws of Republic of Korea.

   16.3 Legal Expenses The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies available to it at law or in equity to reimbursement for its costs and expenses (including court costs and reasonable fees for attorneys and expert witnesses) incurred with respect to bringing and maintaining any such section. The term "prevailing party" for the purposes of this Section shall include a defendant who has by motion, judgment, verdict or dismissal by the court, successfully defended against any claim that has been asserted against it.

    17. Liquidated Damages

In the event of termination without any proper and acceptable reason by one Party, the terminating Party shall be liable for the liquidated damage suffered by the other Party of the amount of six million (6,000,000) United Stats Dollars.

    18.     Miscellaneous

   18.1 Notice Any notice required or permitted by this Agreement shall be in writing, shall be sent by facsimile, or sent by a internationally-recognized commercial overnight courier, or mailed by registered or certified mail, addressed to the other party at the address shown at the beginning of this Agreement or to such other address as may be provided in writing by either party hereunder, and with return receipt. Any such notice shall be effective as of the date of receipt on the return receipt.
   18.2 Force Ma-jeure. Neither party shall be deemed in default of this Agreement to the extent that performance of its respective obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, or any other cause beyond the reasonable control of such party; provided, that the party interfered with gives the other party written notice thereof within ten
        (10) working days of the occurrence of such event or circumstance. In the event of such a Force Ma-jeure, the time for performance or cure will be extended for a period equal to the duration of the Force Ma-jeure but not in excess of three (3) months.
   18.3 Assignment Licensee shall not assign this Agreement nor any rights or benefits hereunder to third-parties without the prior written permission and approval of Licensor.

   18.4 Independent Contractor Nothing contained herein shall in any way constitute any association, partnership or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship. Each of the parties shall be operating as independent contractors in fulfilling their respective obligations hereunder. Neither party shall have the right, power or authority to make any representation or warranty (whether express or implied), or to assume or create any obligation on behalf of the other party, or to bind the other party in any manner whatsoever.
   18.5 Entire Agreement This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter contained herein. All prior negotiations, representations, agreements and understandings, oral or otherwise, are merged into this Agreement. The parties may, from time to time during the continuance of this Agreement, modify, vary or alter any of the provisions of this Agreement, but only by an instrument duly executed by authorized representatives of both parties hereto.
   18.6 Modification If either party desires to modify this Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of such modification. No modification will be effective until a written amendment is duly signed by authorized representatives of both parties hereto.
   18.7 Severability If any provision of this Agreement (or part thereof) is determined by a court of competent jurisdiction to be void, invalid or otherwise unenforceable, such provision (or part thereof) shall be enforced to the extent possible consistent with the stated intention of the parties or if incapable of such enforcement, shall be deemed to be deleted from this Agreement while the remainder of this Agreement shall continue in full force and remain in effect according to its stated terms and conditions.
   18.8 Remedies Unless otherwise expressly provided herein, either party's selection of any remedies provided for this Agreement shall not be exclusive of any other remedies available hereunder. Or otherwise at law or in equity and all such remedies shall be deemed to be cumulative.
   18.9 Waiver No failure or delay by either party in exercising any right, power, or remedy under this Agreement shall constitute a waiver of any such right, power, or remedy. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver by either party of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement. nor shall such waiver operate as or be construed as a waiver of such provision respecting any future event or circumstance.
  18.10 Consent not unreasonably withheld. If a party is required under any provision of this Agreement to give approval or consent, or to confirm acceptance, such party shall not unreasonably withhold or delay giving such approval, consent or confirmation.
  18.11 Relationship between the Parties The relationship between the parties is that of independent contractors. Nothing contained in this Agreement shall be deemed to imply or constitute either party as the agent or representative of the other party, or both parties as joint ventures or partners for any purpose.
  18.12 Headings Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.
  18.13 Counterparts This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement shall not be binding upon a party until signed by such party where indicated below.
  18.14 Construction This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.
  18.15 Languages This Agreement is executed in two (2) copies in English and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their corporate names by their duly authorized representatives.


HanbitSoft, Inc.                         Shanghai T2 Entertainment Co., Ltd.

By                                       By
   -------------------------                --------------------------
Name:                                    Name:
     -----------------------                  ------------------------
Title:                                   Title:
      ----------------------                   -----------------------
Date                                     Date
    -------------------------                -------------------------

                                    Exhibit A

    1. Licensed Program
    NEO STEAM,
    Designated Location
    The Location where Licensor permitted Licensee to set up Server Software within the Territory.


    2. HanbitSoft's Proprietary Trademarks
    2003 HanbitSoft, Inc. All Rights Reserved.
    NEO STEAM is registered trademark of HanbitSoft, Inc.

    3. HanbitSoft's brand management guideline
    Shall be provided in two (2) weeks after Effective Date.

                                    Exhibit B

1.   Royalty Calculation Royalty rate shall be calculated as follows.
2. Royalties for Prepaid card sell through online and offline distribution channels listed as follows sales: (i)Offline sales channels, (ii) Portal sites (as online sales channel), (iii)ISPs (as online sales channel). The prepaid card shall be tangible or intangible; the royalty rate shall be twenty two percent (22%) of Standard Retail Price (There shall be no deduct at calculating royalties).
3. Royalties for online and intangible listed as follows: (i)Online credit card payment, (ii)Paypal, (iii)Online banking, (ix)Mobile payment; the royalty rate shall be ________percent (___%) of gross sales of Standard Retail Price (There shall be no deduct at calculating royalties).Royalties for other payments methods: Royalty rate for other formation and payment methods, regardless such methods is online, offline, tangible or intangible, are already known or unknown, that using as payment method in the Territory, Licensee shall notice such a desire to use other payments methods and plan to Licensor within 15 working days before its desired execution date at latest, and both parties shall renegotiate the royalty rate in a good faith upon equal split philosophy for each case. (This percentage shall be decided prior to 30 days of Open Beta launching date.)
4. Definition of SRP (Standard Retail Price): Cash value of deposited game points by subscribers. These game deposits shall be deposited at exchange rate of (a) (b) and (c) in this section at SRP basis.

                                    Exhibit C

Licensor and Licensee will jointly discuss and agree detail localization and service schedule for the territory which will include but not limited to:

     1.   Local server shall be installed no later than 31st of December, 2005.
     2.   Open beta test plan in Korea.(Licensor)
     3.   Translation plan in simplified Chinese.(Licensee)
     4.   Integration plan. (Licensor)
     5. Close beta test local server installation. (Licensee, guided by Licensor)
     6. Quality Assurance and bug report by Licensee. (Licensee) 6.Bug fixing and close beta client preparation. (Licensor)
     7.   Chinese government's ISBN acquisition and schedule (Licensee)
     8. Marketing plan, budget and schedule of ISBN acquisition, closed beta test, open beta test and commercial service. (Licensee)
     9.   Contents release plan for open beta test (Licensor and Licensee)
     10. Human resource plan, equipment purchase plan, IDC/Network plan for open beta test. Licensee guided by Licensor)
     11. Open beta test client manufacturing, download, distribution plan and schedule.
     12.  Open beta test contents translation. (Licensee)
     13.  Translated open beta test contents integration. (Licensor)
     14.  Quality assurance and bug report (Licensee)
     15.  Bug fixing and open beta test client confirmation (Licensor)
     16.  Business model confirmation (Licensee, approved by Licensor)
     17.  Pricing policy and payment method (Licensee, approved by Licensor)
     18.  Billing solution preparation (Licensee, approved by Licensor)